UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2024
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17101 Armstrong Avenue, Irvine, California, 92614
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 430-6400
(Former Name or Former Address, if Changed Since Last Report)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Amended and Restated 2020 Performance Incentive Plan
The Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) previously approved an amendment and restatement of the Resources Connection, Inc. 2020 Performance Incentive Plan (the “2020 Plan”), subject to approval by the Company’s stockholders, to increase the maximum number of shares of the Company’s common stock authorized for issuance under the 2020 Plan by an additional 815,000 shares. At the Company’s annual meeting of stockholders held on October 17, 2024, the Company’s stockholders approved the amended and restated 2020 Plan.
The preceding summary is qualified in its entirety by reference to the text of the amended and restated 2020 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2024 annual meeting of stockholders of the Company was held on October 17, 2024. Results of the voting at the annual meeting of stockholders are set forth below.
Election of Directors. The stockholders elected the following three directors to hold office for a three-year term expiring at the 2027 annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Roger Carlile	22,857,228	291,996	9,497	5,336,139
Lisa M. Pierozzi	21,597,290	1,554,547	6,884	5,336,139
A. Robert Pisano	21,492,026	1,657,200	9,495	5,336,139
Appointment of RSM US LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
27,930,512	549,681	14,667	―
Approval of the Amendment and Restatement of the Resources Connection, Inc. 2020 Performance Incentive Plan. The stockholders voted to approve the amendment and restatement of the 2020 Performance Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
22,284,329	854,032	20,360	5,336,139
Advisory Vote on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
21,647,348	1,459,582	51,791	5,336,139
Item 8.01    Other Events.
Approval of Quarterly Dividend.
On October 17, 2024, the Board approved a dividend of $0.14 per share on the Company’s common stock. The dividend is payable December 16, 2024, to stockholders of record at the close of business on November 15, 2024. The Board will assess and approve future dividends quarterly. The full text of the Company’s press release, issued on October 21, 2024, announcing the quarterly dividend payment is included as Exhibit 99.1 to this report.
Approval of 2024 Stock Repurchase Program.
On October 17, 2024, the Board approved a new stock repurchase program (the “2024 Repurchase Program”), authorizing the purchase, at the discretion of our senior executives, of our common stock for an aggregate dollar limit not to exceed $50 million (exclusive of fees and commissions). Subject to the aggregate dollar limit, the 2024 Repurchase Program does not have an expiration date. Repurchases under the program may take place in the open market, in privately negotiated transactions, or through structured or derivative transactions including accelerated share repurchase transactions. Repurchases may be made pursuant to a Rule 10b5-1 plan. The 2024 Repurchase Program will follow the completion of the Company’s 2015 stock repurchase program, which, as of October 14, 2024, had approximately $32 million remaining.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Resources Connection, Inc. 2020 Performance Incentive Plan (as amended and restated August 22, 2024).

99.1	Press Release entitled “Resources Connection, Inc. Announces Quarterly Dividend and Dividend Payment Date,” issued October 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: October 21, 2024	By:	/s/ KATE W. DUCHENE
Kate W. Duchene
President and Chief Executive Officer